SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2009

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

LaSalle Hotel Properties (NYSE:LHO) announced that Michael D. Barnello was named Chief Executive Officer and Lead Director Stuart L. Scott was named acting Chairman of the Board effective immediately. These actions were taken after Jon E. Bortz informed the Board of his decision to retire from the Company effective as of September 13, 2009, accelerating the previously announced succession plan. Additionally, Mr. Bortz resigned his position as Trustee and Chairman of the Board.

Mr. Barnello has been President of the Company since May 31, 2008. He has also served as Chief Operating Officer and Executive Vice President of Acquisitions of the Company and President of its subsidiary LaSalle Hotel Lessee, Inc. since their formation.

In connection with the succession discussed above, the Board reduced the size of the Board from eight trustees to seven.

Item 7.01	Regulation FD Disclosure.

Pursuant to a press release on September 14, 2009, the Company announced the retirement of Mr. Bortz as Chairman and Chief Executive Officer of the Company, and the appointments of Mr. Barnello as Chief Executive Officer and Mr. Scott as acting Chairman of the Board effective immediately. A copy of the press release is furnished as an exhibit to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is included with this report.

Exhibit Number	Description
99.1	Press release dated September 14, 2009, issued by LaSalle Hotel Properties

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans S. Weger
Hans S. Weger
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Dated: September 14, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 14, 2009, issued by LaSalle Hotel Properties

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